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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree as of May 17, 1999 that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended.

                                              YORKTOWN PARTNERS LLC


                                              By:   /s/ Peter A. Leidel
                                                  ------------------------------
                                                  Name:      Peter A. Leidel
                                                  Title:     Member



                                              YORKTOWN ENERGY PARTNERS III, L.P.

                                              By:    Yorktown III Company LLC
                                              Its:   General Partner


                                              By:   /s/ Peter A. Leidel
                                                  ------------------------------
                                                  Name:      Peter A. Leidel
                                                  Title:     Member

                                              YORKTOWN III COMPANY LLC


                                              By:   /s/ Peter A. Leidel
                                                  ------------------------------
                                                  Name:      Peter A. Leidel
                                                  Title:     Member